EXHIBIT 23.01



   Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statements Nos. 33-46124, 33-91550, 333-25129 and 333-76879 of General Employment Enterprises, Inc. Stock Option Plans, on Form S-8 of our report dated November 12, 2004, relating to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in the Annual Report (Form 10-KSB) for the year ended September 30, 2004.


                                              /s/ BDO Seidman, LLP


Chicago, Illinois
November 22, 2004